                                                                      EXHIBIT 11

                              Polymer Group, Inc.

                 Statement of Computation of Per Share Earnings
                                  (Unaudited)
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

                                              THREE MONTHS ENDED               NINE MONTHS ENDED
                                         SEPTEMBER 28,  SEPTEMBER 30,    SEPTEMBER 28,   SEPTEMBER 30,
                                             1996            1995            1996            1995
                                        ------------------------------  ------------------------------
                                                    (In Thousands, Except Per Share Data)

Primary income (loss) per common share
Net income (loss) applicable to common
 stock.................................         $ 5,531        $(4,314)        $(9,306)       $(10,441)
                                        ---------------------------------  ---------------------------
Common shares:
 Weighted average number of shares
  outstanding..........................          32,000            956          26,250           1,144
 Adjustments:
  Common share equivalents(a)..........               -         18,126               -          17,938
  Warrants to purchase common stock(b).               -          1,418               -           1,418
                                        ---------------------------------  ---------------------------

Average number of common shares, as
 adjusted..............................          32,000         20,500          26,250          20,500
                                        =================================  ===========================
Primary income (loss) per common share.         $   .17        $  (.21)        $  (.35)       $   (.51)
                                        =================================  ===========================

Income (loss) per common share assuming
 full dilution
Net income (loss) applicable to common
 stock.................................         $ 5,531        $(4,314)        $(9,306)       $(10,441)
                                        =================================  ===========================

Common shares:
 Weighted average number of shares
  outstanding..........................          32,000            956          26,250           1,144
 Adjustments:
  Common share equivalents(a)..........               -         18,126               -          17,938
  Warrants to purchase common stock(b).               -          1,418               -           1,418
                                        ---------------------------------  ---------------------------

Average number of common shares, as
 adjusted..............................          32,000         20,500          26,250          20,500
                                        =================================  ===========================
Income (loss) per common share assuming
 full dilution.........................         $   .17        $  (.21)        $  (.35)       $   (.51)
                                        =================================  ===========================
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Notes

(a) Reflects the approximate 19.97 to 1 stock split approved by the Company's Board of Directors concurrently with the Offering.

(b) Reflects exercise of warrants in connection with the Offering.

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